Filed pursuant to Rule 424(b)(3) File No. 333-266343

EATON VANCE SENIOR FLOATING-RATE TRUST

Supplement to Prospectus and Statement of Additional Information dated March 31, 2023,

as may be supplemented and/or revised from time to time

Effective immediately, Catherine C. McDermott, Daniel P. McElaney, CFA and Sarah A. Choi will continue to serve as portfolio managers of the Fund. All references to other portfolio managers of the Fund are removed from the Fund’s Prospectus and Statement of Additional Information.

January 30, 2025